   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 25, 1995.

                                                    REGISTRATION NO. 33-59949-03
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                         POST-EFFECTIVE AMENDMENT NO. 3
                                       ON

                                    FORM S-3
                                       TO

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933*
                            ------------------------

                                GENENTECH, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                            ------------------------

                    DELAWARE                                             94-2347624
         (STATE OR OTHER JURISDICTION OF                              (I.R.S. EMPLOYER
         INCORPORATION OR ORGANIZATION)                             IDENTIFICATION NO.)

                            ------------------------

                         460 POINT SAN BRUNO BOULEVARD
                     SOUTH SAN FRANCISCO, CALIFORNIA 94080
                                 (415) 225-1000
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                             STEPHEN G. JUELSGAARD
                       VICE PRESIDENT AND GENERAL COUNSEL
                                GENENTECH, INC.
                         460 POINT SAN BRUNO BOULEVARD
                     SOUTH SAN FRANCISCO, CALIFORNIA 94080
                                 (415) 225-1000
            (NAME, ADDRESS INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

 * FILED AS A POST-EFFECTIVE AMENDMENT ON FORM S-3 TO SUCH FORM S-4 REGISTRATION STATEMENT PURSUANT TO THE PROCEDURE DESCRIBED HEREIN. SEE "INTRODUCTORY STATEMENT".
                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Post-Effective Amendment is declared effective.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                            ------------------------

                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------
TITLE OF EACH                                   PROPOSED      PROPOSED MAXIMUM     MAXIMUM
CLASS OF SECURITIES                           AMOUNT TO BE     OFFERING PRICE     AGGREGATE        AMOUNT OF
TO BE REGISTERED                              REGISTERED(1)      PER SHARE      OFFERING PRICE  REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------
Callable Putable Common Stock $.02 par
  value.................................... 10,086,453 shares     N.A.(2)          N.A.(2)          N.A.(2)
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------

(1) This Registration Statement also relates to the 10,086,453 shares of Common Stock, par value $.02, of the Registrant into which the 10,086,453 shares of Callable Putable Common Stock offered hereby are subject to conversion in accordance with the Certificate of Incorporation of the Registrant.

(2) All filing fees payable in connection with registration of these securities were paid in connection with the filing of (a) the Registrant's Schedule 14A dated June 2, 1995, (b) the Registrant's Form S-4, No. 33-59949, dated June 5, 1995 (the "Form S-4") and (c) Amendment No. 1 to the Form S-4 dated September 8, 1995.
                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                GENENTECH, INC.
                            ------------------------

                             CROSS-REFERENCE SHEET

         FORM S-3 ITEM NUMBER AND HEADING                   LOCATION IN PROSPECTUS
      --------------------------------------   ------------------------------------------------
  1.  Forepart of Registration
        Statement and Outside Front Cover
        Page of Prospectus..................   Front Cover Page
  2.  Inside Front and Outside Back
        Cover Pages of Prospectus...........   Additional Information
  3.  Summary information, Risk Factors and
        Ratio of Earnings to Fixed
        Charges.............................   The Company
  4.  Use of Proceeds.......................   Use of Proceeds
  5.  Determination of Offering Price.......   Not Applicable
  6.  Dilution..............................   Not Applicable
  7.  Selling Security Holders..............   Not Applicable
  8.  Plan of Distribution..................   The 1990 Stock Option/Stock Incentive Plan;
                                               Plan of Distribution
  9.  Description of Securities to be
        Registered..........................   Description of the Special Common Stock
 10.  Interests of Named Expert and
        Counsel.............................   Legal Matters
 11.  Material Changes......................   Material Changes
 12.  Incorporation of Certain Information
        by Reference........................   Incorporation of Certain Documents by Reference
 13.  Disclosure of Commission
        Position on Indemnification for
        Securities Act Liabilities..........   Disclosure of Commission Position on
                                               Indemnification for Securities Act Liabilities

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                 SUBJECT TO COMPLETION, DATED OCTOBER 25, 1995

                                GENENTECH, INC.
                10,086,453 SHARES CALLABLE PUTABLE COMMON STOCK

                            ------------------------

     This Prospectus covers 10,086,453 shares of Callable Putable Common Stock, par value $.02 per share ("Special Common Stock") of Genentech, Inc. (including any shares of Common Stock of Genentech, Inc. ("Common Stock") issued upon conversion of such shares) issuable upon exercise of stock options under Genentech, Inc.'s 1990 Stock Option/Stock Incentive Plan (as amended, the "Option Plan").

                            ------------------------

     The Callable Putable Common Stock is traded on the New York Stock Exchange (the "NYSE") under the symbol GNE. On October 24, 1995 the closing sales price for the Common Stock (which was converted into Special Common Stock on October 25, 1995) on the NYSE was $48.875.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
    EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY
          OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------
                                                          UNDERWRITING
                                      PRICE TO            DISCOUNTS AND          PROCEEDS TO
                                      PUBLIC(1)            COMMISSIONS             COMPANY
-------------------------------------------------------------------------------------------------
Per Share......................        $48.875                 (2)                   (3)
-------------------------------------------------------------------------------------------------
Total..........................        $48.875                 (2)                   (3)
-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------

(1) Based upon the closing price of the Common Stock on October 24, 1995. The actual price to be paid upon exercise of options will be determined on the date the options are granted.

(2) Sales will be made upon the exercise of options without the use of underwriters or dealers and no compensation will be paid to any such person in connection with the sale of shares upon exercise of options. See "Plan of Distribution".

(3) Before deducting offering expenses estimated at $7,500 payable by the Company.

                            ------------------------

               The date of this Prospectus is             , 1995

                               TABLE OF CONTENTS

                                                                                        PAGE
                                                                                        ----
INTRODUCTORY STATEMENT................................................................    1
AVAILABLE INFORMATION.................................................................    1
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.......................................    2
THE COMPANY...........................................................................    2
USE OF PROCEEDS.......................................................................    2
THE 1990 STOCK OPTION/STOCK INCENTIVE PLAN............................................    3
  Information About Genentech.........................................................    4
  A. Regular Option Grant Program.....................................................    5
      1. Am I eligible for option grants?.............................................    5
      2. The Plan previously referred to "Redeemable Common Stock." When will I
         actually receive Special Common Stock?.......................................    5
      3. Who determines the terms of my option?.......................................    5
      4. Do special rules apply to me if I am an officer or director of the
         Company?.....................................................................    5
      5. What happens to my option or stock issued under the Option Plan in the event
         Roche causes redemption of the Special Common Stock?.........................    6
      6. How many shares of Special Common Stock will my option cover?................    6
      7. How is the exercise price of an option determined?...........................    6
      8. When can I exercise my option?...............................................    7
      9. How do I exercise my option?.................................................    7
     10. Do I have to pay the exercise price with cash?...............................    7
     11. Will I continue to receive options as long as I stay with the Company?.......    7
     12. Can the stockholders of the Company change the terms of the Option Plan?.....    7
     13. What happens if I leave the Company?.........................................    8
     14. What if I leave the Company because of disability?...........................    8
     15. What are the rights of my heirs?.............................................    8
     16. Can a relative or friend exercise my option?.................................    8
     17. Can I transfer my options?...................................................    8
     18. Can I sell the stock I receive from exercising my option right away?.........    8
     19. How do I sell stock I received under the option? Do I have to pay a commission when I exercise my option or sell the stock I received under the
         option?......................................................................    9
     20. I have heard about cashless exercise programs through brokers, How do these
         work?........................................................................    9
     21. How can I make a gift of stock I receive under the Option Plan?..............    9
     22. Does the Company go out on the market to buy the stock which I will receive
         on exercise of my option?....................................................    9
     23. Does the Option Plan have any of the same benefits as a qualified retirement plan (including a 401(k) plan) and will my participation in the Option Plan
         affect my participation in the Company's 401(k) plan?........................    9
     24. Do I have to pay tax when I receive a stock option or exercise the stock
         option? Will the Company withhold the amount of taxes due?...................   10
     25. How much tax do I have to pay when I sell stock received pursuant to the
         exercise of a non-statutory stock option?....................................   10
     26. What is the difference between ordinary income and capital gains?............   10
     27. When do I pay tax on stock received pursuant to the exercise of an incentive
         stock option?................................................................   10
     28. How is my profit taxed? What if I lose money?................................   11
     29. Is there any withholding on the exercise of my incentive stock option or the
         sale of the stock acquired on exercise?......................................   11
     30. Do I have to complete any forms after I sell my stock?.......................   12
     31. Are there any special tax rules which apply to me if the Company has the
         right to repurchase my stock after I exercise my option?.....................   12

                                                                                        PAGE
                                                                                        ----
     Non-Qualified Stock Option.......................................................   12
     Incentive Stock Option...........................................................   13
     32. What are the tax consequences if I use shares I already own to pay the
         exercise price of my non-qualified stock option?.............................   14
     33. What are the tax consequences if I use shares I already own to pay the
         exercise price of incentive stock options?...................................   14
     34. What are the tax consequences of my exercise of options if I am subject to
         the alternative minimum tax?.................................................   15
     35. What happens to my option or stock issued under the Option Plan in the event
         Genentech is acquired by a person other than Roche?..........................   15
     36. What happens if the vesting of my options accelerates upon a change of
         control?.....................................................................   16
  B. Automatic Grant Program..........................................................   16
     37. Are non-employee directors eligible to receive options under the Option
         Plan?........................................................................   16
  C. Stock Appreciation Rights and Stock Incentive Program............................   16
     38. What are stock appreciation rights?..........................................   16
     39. What types of stock appreciation rights may be granted under the Option
         Plan?........................................................................   16
     40. What are the tax consequences when I am granted a stock appreciation right, when I receive a payment upon exercise of the right, and when I sell any
         stock received upon exercise of the right?...................................   17
     41. What is the Stock Incentive Program?.........................................   17
     42. What are the tax consequences when I am issued stock under the Stock
         Incentive Program and when I later sell such stock?..........................   17
  D. Miscellaneous....................................................................   18
     43. What happened to my options or stock granted before the Merger?..............   18
     44. What are some of the other features of the Option Plan?......................   18
PLAN OF DISTRIBUTION..................................................................   20
DESCRIPTION OF THE SPECIAL COMMON STOCK...............................................   20
LEGAL MATTERS.........................................................................   26
EXPERTS...............................................................................   27
MATERIAL CHANGES......................................................................   27
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES...   27

                             INTRODUCTORY STATEMENT

     Genentech, Inc. ("Genentech", or the "Company" or the "Registrant") hereby amends its Registration Statement on Form S-4 (No. 33-59949) (the "Form S-4"), by filing this Post-Effective Amendment No. 3 on Form S-3 ("Amendment No. 3") relating to the issuance of options and the subsequent issuance of up to 10,086,453 shares of Callable Putable Common Stock, par value $.02 per share ("Special Common Stock") in connection with the Company's 1990 Stock Option/Stock Incentive Plan (as amended, the "Option Plan"). This Amendment No. 3 also relates to the sale of a like number of shares of the Company's Common Stock, par value $.02 per share ("Common Stock"), into which the Special Common Stock issuable in connection with the Option Plan is subject to conversion in accordance with the Company's Certificate of Incorporation. All of such shares were previously registered under the Form S-4.

     On October 25, 1995, HLR (U.S.) II, Inc., a Delaware corporation and a wholly owned subsidiary of Roche Holdings, Inc., a Delaware corporation ("Roche"), was merged into the Company (the "Merger"). As a result of the Merger, each outstanding share of Common Stock (other than shares held by Roche and its affiliates) was converted into one share of Special Common Stock. As a result of the Merger, shares of Common Stock will no longer be issued pursuant to the Option Plan. Instead, participants in the Plan will receive, in lieu of each share of Common Stock which would have been acquired under the Plan, one share of Special Common Stock.

     The designation of Amendment No. 3 as Registration No. 33-59949-03 denotes that Amendment No. 3 relates only to the shares of Special Common Stock (or, upon conversion thereof, Common Stock) issuable pursuant to the Option Plan and that this is the third Post-Effective Amendment to the Form S-4 filed with respect to such shares.

                             AVAILABLE INFORMATION

     Genentech is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and should be available for copying and inspection at the Regional Offices of the Commission at Suite 1400, 500 West Madison Street, Chicago, Illinois 60661 and 7 World Trade Center, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission, at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Company's Special Common Stock is listed on the New York Stock Exchange and the Pacific Stock Exchange and such reports, proxy statements and other information concerning Genentech should be available for inspection and copying at their respective offices at 20 Broad Street, New York, New York 10005 and 301 Pine Street, San Francisco, California 94104.

     The Company has filed with the Commission a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Special Common Stock offered by this Prospectus. This Prospectus does not contain all the information set forth in the Registration Statement. For further information with respect to the Company and the securities offered by this Prospectus, reference is made to the Registration Statement, including the exhibits filed therewith or incorporated by reference therein.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Commission are incorporated herein by reference:

          (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1994 and Amendment No. 1 thereto filed on September 18, 1995.

          (b) All reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in clause (a) above.

          (c) The Company's Proxy Statement dated March 17, 1995.

          (d) The description of the Special Common Stock filed pursuant to the Exchange Act and any amendment or report filed to update such description.

     All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statements contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the information that has been incorporated by reference in the Registration Statement filed with the Commission under the Securities Act with respect to the Special Common Stock offered by this Prospectus, other than certain exhibits to such documents. Such requests should be directed to the Corporate Secretary, Genentech, Inc., 460 Point San Bruno Boulevard, South San Francisco, California 94080, telephone (415) 225-1000.

                                  THE COMPANY

     Genentech, Inc. is an international biotechnology Company that discovers, develops, manufactures and markets human pharmaceuticals for significant medical needs. Genentech was incorporated in 1976 as a California corporation but changed its state of incorporation in 1987 to Delaware. Genentech's executive offices are located at 460 Point San Bruno Boulevard, South San Francisco, California 94080, telephone (415) 225-1000.

                                USE OF PROCEEDS

     There can be no assurance that any options granted under the Option Plan will be exercised. However, assuming all options to be granted under the Option Plan are granted and exercised for cash and that the exercise price of such options is equal to the closing price of the Company's Common Stock on October 24, 1995, the net proceeds to be received by the Company from the sale of the Special Common Stock offered hereby are estimated to be $493 million. Such proceeds will be used for general corporate purposes including additions to working capital and capital expenditures. A portion of the net proceeds may also be used for the acquisition of technology or products, although no material acquisitions are currently being negotiated. Pending such uses, the Company may invest such proceeds in readily marketable, interest-bearing securities.

                   THE 1990 STOCK OPTION/STOCK INCENTIVE PLAN

To our Employees, Certain Consultants and Non-Employee Directors:

     We are pleased with this opportunity to provide you with updated information regarding our employee stock option plan, the 1990 Stock Option/Stock Incentive Plan, referred to as the "Option Plan" or the "Plan." We believe that the Option Plan is an important part of the benefits provided to our employees and we hope you will take the time to carefully review this information.

     Genentech, Inc. adopted the Option Plan in order to provide a method whereby the Company may retain the services of persons now employed by or serving as consultants to it, secure and retain the services of persons capable of filling such positions and provide incentives for such persons to exert maximum efforts for the success of the Company or its parent or subsidiary corporations.

     We have divided our discussion of the Option Plan into two sections. The first section describes the terms of the Regular Option Grant Program under the Option Plan, which provides for the grant of what are called incentive stock options (tax advantaged options) and non-statutory stock options (options which do not have tax advantages but which may cover stock offered at a discounted price). It also includes a description of provisions of the Option Plan that are applicable to all rights granted under the Plan. The second section describes Stock Appreciation Rights and the terms of the Stock Incentive Program under the Option Plan, which provides for the award of shares of Special Common Stock.

     The attached materials may not answer all the questions you have about the Option Plan and are not intended to go into every detail of the Option Plan, copies of which are found at the end of this package. Kathy Panko, Manager of Corporate Records, and Karen Strand, Senior Stock Services Coordinator, located in the legal department will be happy to answer further questions.

     If you are granted a stock option under the Option Plan you will receive an option grant form describing the terms of your option. If you wish to exercise an option you will need to complete an option exercise form provided with your option grant. You may always obtain extra copies of the option exercise form from Kathy Panko or Karen Strand.

                          INFORMATION ABOUT GENENTECH

     An important part of your participation in the Option Plan is understanding the Company, its products, operations and financial condition. Like any stockholder of the Company, you can keep yourself informed about the Company by reviewing reports which the Company prepares for stockholders and the general public.

     If you have not already received a copy of Genentech's most recent annual report as a current stockholder of the Company, the report should be delivered to you with these materials. Whether or not you have already received the annual report, you may always request a copy from the Company.

     If you are already a stockholder of the Company or an option holder, you should receive copies of the Company's proxy statement, reports to stockholders and other stockholder communications. If you do not receive this information you should notify Diane Schrick, Investor Relations, Building 5, extension 1599. You may always request additional copies of this information.

     The United States securities laws require the Company to provide information about its business and financial status in annual reports, commonly known as "10-K's" and quarterly reports, commonly known as "10-Q's." These reports are filed with the Securities and Exchange Commission. In addition, if important corporate events occur during the year, the Company may file reports commonly known as "8-K's." From time to time the Company may file other documents with the Securities and Exchange Commission.

     All of these reports constitute part of the information required by securities laws to be provided or made available to you in connection with your purchase of stock under the Option Plan, that is, these reports are incorporated by reference into these materials, which constitute the prospectus for the Option Plan.

     For a copy of these reports, which are available without charge and upon written or oral request, please contact Diane Schrick, Investor Relations, Building 5, extension 1599, who will be happy to assist you.

                        A. REGULAR OPTION GRANT PROGRAM

1. AM I ELIGIBLE FOR OPTION GRANTS?

     To receive an incentive stock option you must be an employee of the Company, its parent, or any subsidiary (any corporation in which the Company owns more than 50% of the outstanding voting power). To receive a non-qualified stock option you must be an employee of, or a consultant to, the Company, its parent, any subsidiary, or any other business entity in which the Company directly or indirectly owns more than 50% of the voting power, capital or profits. The Option Plan originally provided for the grant of options to directors, employees and consultants covering an aggregate of 10,086,453 shares of the Company's Redeemable Common Stock par value $.02 per share ("Redeemable Common Stock"). Of that amount, as of June 30, 1995, options covering 8,111,953 shares had been issued, leaving unissued options covering 1,974,500 shares remaining under the Plan. As of October 25, 1995, however, holders of all such options, including both outstanding and unissued options, will, upon exercise thereof, receive shares of the Company's Special Common Stock. (See Question 2).

2. THE PLAN PREVIOUSLY REFERRED TO "REDEEMABLE COMMON STOCK." WHEN WILL I ACTUALLY RECEIVE SPECIAL COMMON STOCK?

     As noted in Question 1, the Plan originally contemplated the issuance of Redeemable Common Stock. Two events have occurred since, however. First, on June 30, 1995, the Redeemable Common Stock was converted -- automatically, in accordance with the terms of the Company's Certificate of Incorporation as then in effect -- into shares of the Company's Common Stock. On October 25, 1995, the Company consummated the Merger with a wholly owned subsidiary of Roche, with the result that all shares of Common Stock (other than shares held by Roche and its affiliates) were converted into shares of Special Common Stock. Under such circumstances, the Plan permits the Company to make appropriate adjustments, and, accordingly, the Company is now issuing shares of Special Common Stock upon exercise of Plan options, in lieu of shares of Redeemable Common Stock. Under some circumstances, as set forth in the Company's Certificate of Incorporation, the Special Common Stock could be converted into Common Stock of the Company. Were this to happen, appropriate adjustments would be made so that Common Stock, instead of Special Common Stock, would be issued upon exercise of options. The Plan has been amended, as of October 25, 1995, to give effect to the foregoing transactions and to reflect issuance of the Special Common Stock.

3. WHO DETERMINES THE TERMS OF MY OPTION?

     The decision to grant an option to any particular individual is made by the Compensation Committee of the Board of Directors of the Company (the "Board" or the "Genentech Board"), generally after review of input from management. The current members of the Compensation Committee of the Board are Franz B. Humer, Linda Fayne Levinson, J. Richard Munro and Robert A. Swanson and information about them is provided in the Company's proxy statement for its last annual meeting or in the proxy statement/prospectus relating to the Merger (the "Merger Proxy Statement").

     Members of the Board are nominated by the Board and elected by the stockholders of the Company. The members of the Board are divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with each class having a three year term. Each director holds office until his or her term is complete and until his or her successor is elected, or until his or her death, resignation or removal. Board members may be removed from office by appropriate stockholder action. The Compensation Committee currently consists of four board members appointed by the Board of Directors as a whole.

4. DO SPECIAL RULES APPLY TO ME IF I AM AN OFFICER OR DIRECTOR OF THE COMPANY?

     Yes. If you are an officer or director of the Company you should be aware of tax and securities laws which apply to your transactions in stock received upon the exercise of options or if the Company is bought out. In addition, you must comply with the Company's policy permitting officers and directors to sell shares only during "window" periods which generally open on the third business day after a quarter's revenues and earnings have been publicly released and close on the tenth calendar day of the last month of each quarter. Furthermore, you are expected to check with Kathy Panko before selling any shares and your sale must also be made in accordance with Rule 144 under the Securities Act.

     One of the laws that will apply to you as an officer or director is Section 16 of the Exchange Act. If you are not familiar with how Section 16 operates, you should review the Memorandum to Officers and Directors which you should have received or ask Kathy Panko or Karen Strand for another copy of the Memorandum.

5. WHAT HAPPENS TO MY OPTION OR STOCK ISSUED UNDER THE OPTION PLAN IN THE EVENT ROCHE CAUSES REDEMPTION OF THE SPECIAL COMMON STOCK?

     If Roche causes redemption of the Special Common Stock, all outstanding options will be cashed out at the excess of the per share redemption price over the per share option price. Upon such redemption, any of the redemption price received by a holder of shares issued under the Stock Incentive Program in respect of unvested shares shall be placed in escrow and released to such holder in accordance with the vesting schedule that would have applied to such shares had such redemption not taken place. If the redemption does not occur and the Special Common Stock converts to Common Stock as provided in Article THIRD of the Company's Certificate of Incorporation, outstanding options may continue to vest and become exercisable to purchase shares of Common Stock of the Company pursuant to the option's original vesting schedule.

     The Plan permits the Compensation Committee to accelerate the vesting schedule of any outstanding option (other than options granted under the Automatic Grant Program) at any time. Under the Amended and Restated Governance Agreement entered into by the Company and Roche on October 25, 1995, Roche and the Company have agreed to make appropriate provisions to assure that any options outstanding on the date Roche causes redemption of the Special Common Stock or the final day of the Put Period (as defined below) (whether or not vested on such date) become exercisable for the same consideration that the option holder would have received had he or she exercised such options prior to such dates. The Compensation Committee will either (i) accelerate the vesting schedule of all options (other than options granted under the Automatic Grant Program) prior to the earlier of (x) the date Roche causes redemption of the Special Common Stock or (y) the final day of the Put Period or (ii) take such other appropriate action as may be necessary to effect the result described in the preceding sentence.

6. HOW MANY SHARES OF SPECIAL COMMON STOCK WILL MY OPTION COVER?

     When the Compensation Committee grants an option, the Compensation Committee determines the number of shares the option will cover. There generally is no established maximum or minimum number of shares for which an option can be granted except for option grants to members of the Board of Directors (see Question 38).

     The tax regulations do restrict the Board's ability to grant incentive stock options under the following circumstances.

     If you are granted an incentive stock option and the aggregate value of shares (determined at the date of grant of each option) under that option and all other incentive stock options (granted after 1986) you hold, if any, become exercisable for the first time during any one calendar year is greater than $100,000, then that number of those shares with a value over $100,000 will be treated by the IRS as non-qualified stock options not having the tax advantages of incentive stock options.

     In addition, as is described more fully in the answers below, incentive options have limitations on their exercise price, terms, transferability, and duration following termination.

7. HOW IS THE EXERCISE PRICE OF AN OPTION DETERMINED?

     IRS regulations require the exercise price of an incentive stock option to be at least 100% of the fair market value of the Company's Special Common Stock on the date the option is granted. Because the

Company's Special Common Stock trades on the NYSE, the fair market value will be the closing sale price of the Special Common Stock as quoted by NYSE on the trading day immediately preceding the date of grant. We will refer to this price as the "market price." Special rules apply to the exercise price of incentive stock options granted to anyone who owns 10% or more of the voting power of the Company.

     The Option Plan provides that the Board may set the exercise price for a non-qualified stock option at any price not less than 50% of the market price of the Company's Special Common Stock on the trading day immediately preceding the date the option is granted.

8. WHEN CAN I EXERCISE MY OPTION?

     When the Compensation Committee grants an option, the Compensation Committee also determines certain terms of the option, including the date or dates the option may be exercised. Currently it is the general policy of the Company to grant options subject to four year vesting. This means that 25% of your option will vest every year. However, certain special options granted in February 1990 vest at the rate of 10% the first year, 15% the second year, 30% the third year and 45% the fourth year. Although you can exercise your option at any time once a portion of the option has vested, you may only exercise your option for the number of shares that have actually vested at the time of exercise. Options granted by the Company under the Option Plan generally have a term of 20 years (incentive options may not have a term longer than 10 years), so you must exercise your option before it expires at the end of the 20-year period. The terms of exercise of options granted by the Company are not required to be the same for every employee and the terms of the option you receive may vary from the terms described above. In addition, the Compensation Committee has the power to accelerate the vesting schedule of any outstanding option (other than options granted under the Automatic Grant Program), either without conditions or subject to a right to repurchase "unvested" shares. The granting of options under the Plan and the issuance of shares thereunder is subject to the Company's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan.

9. HOW DO I EXERCISE MY OPTION?

     You exercise your option by completing an option exercise form and delivering the form, together with payment of the exercise price (in cash or stock -- see Question 10 below) to Kathy Panko or Karen Strand. You should receive a copy of the option exercise form with your option grant. You can obtain additional copies of the form from Kathy Panko or Karen Strand.

10. DO I HAVE TO PAY THE EXERCISE PRICE WITH CASH?

     No. You may also pay the exercise price with Company Special Common Stock that you have owned for more than six months. Such stock will be valued at its closing price on the NYSE on the day before you exercise the option. The Compensation Committee may determine, at the time of exercise of the option, that the exercise price may be paid in installments (or that the Company will make a loan or guarantee a third party loan for the exercise price). The Compensation Committee will determine the terms and conditions of any deferred payment arrangement.

11. WILL I CONTINUE TO RECEIVE OPTIONS AS LONG AS I STAY WITH THE COMPANY?

     Whether or not you receive stock options will depend on many factors such as your performance, the Company's overall performance, the Compensation Committee's current policy and the number of shares remaining in the Option Plan. The Option Plan, and therefore the Compensation Committee's authority to grant options, terminates on the date determined by the Board of Directors. However, any such termination of the Option Plan will not affect your rights under your outstanding options without your consent.

12. CAN THE STOCKHOLDERS OF THE COMPANY CHANGE THE TERMS OF THE OPTION PLAN?

     Generally, the Board decides whether to change the terms of the Option Plan, usually because the number of shares available under the Plan should be increased or to take into account changes in the tax laws.

These changes may be presented for approval by the stockholders of the Company at the Company's annual meeting. Stockholder approval will be obtained if tax, securities or other laws require approval of the changes.

13. WHAT HAPPENS IF I LEAVE THE COMPANY?

     Whether you leave the Company voluntarily or your employment is terminated by the Company for any reason, your right to exercise any vested portion of your option generally will terminate three months after your last day with the Company as determined between you and the Company. However, the terms of your option may provide that it may be exercised more than three months after termination of employment and the Compensation Committee may, at the time of termination, extend vesting for a period of up to three years and exercisability for a period of up to five years. In the event of your retirement or the termination of your employment by a "plant closing" or "mass layoff" (as such terms are defined at 29 U.S.C. Section 2101), the Committee shall have discretion to provide that the option will continue to vest according to the vesting schedule that would have applied had your employment continued. However, if the option is an incentive stock option, then except as explained in Question 14 below, and except for exercises after your death (see Question 15 below), it must be exercised within three months of the date of termination or else it will become a non-statutory option.

14. WHAT IF I LEAVE THE COMPANY BECAUSE OF DISABILITY?

   If your employment is terminated because of your permanent and total disability your options may be exercised by you or your spouse at any time prior to its original termination date; however, if it is an incentive stock option it must be exercised within twelve (12) months of your date of termination or else it will become a nonstatutory stock option. In addition, the Compensation Committee may provide, either at the time your option is granted or when your employment is terminated due to your disability, that your options will continue to vest up to the original date of termination of those options on the schedule that would have applied had your employment not been terminated or it may provide that your vesting will be accelerated. Because disability, for these purposes, has a specific meaning found in the Internal Revenue Code, you should ask Human Resources if you have any questions regarding what constitutes permanent and total disability.

15. WHAT ARE THE RIGHTS OF MY HEIRS?

     Your estate or persons having rights to your option by will or by the laws of descent have the right to exercise your option at any time prior to its original termination date. In addition, the Compensation Committee may provide, either at the time your option is granted or upon your death, that your option will continue to vest or that vesting will be accelerated.

16. CAN A RELATIVE OR FRIEND EXERCISE MY OPTION?

     No, except for options transferred to a trust (see Question 17) or options exercised after your death or total disability, only you may exercise your option during your lifetime. You may, however, provide for the transfer of the option in your will. Under certain circumstances, your spouse may have community property rights in the option.

17. CAN I TRANSFER MY OPTIONS?

     You may not transfer an incentive stock option (except by will or the laws of descent) nor may you transfer a non-statutory stock option if you are an officer (or director) subject to Section 16(b) of the Exchange Act. You may transfer a non-statutory stock option to a trust for your benefit or the benefit of your immediate family.

18. CAN I SELL THE STOCK I RECEIVE FROM EXERCISING MY OPTION RIGHT AWAY?

     Generally, yes. The stock you receive upon exercise of your option is registered under the securities laws and freely tradeable in most cases. If you are an officer or director of the Company certain restrictions may apply (see Question 4). If you exercise an incentive stock option, an immediate sale may have certain tax consequences, (see Question 28). However, if the terms of the option permit you to exercise your option before it is vested, (see Question 31) you may not sell shares of stock which the Company still has the right to repurchase if your employment is terminated for any reason. You should talk to Kathy Panko or Karen Strand if you think this applies to you and you wish to sell stock.

19. HOW DO I SELL STOCK I RECEIVED UNDER THE OPTION? DO I HAVE TO PAY A COMMISSION WHEN I EXERCISE MY OPTION OR SELL THE STOCK I RECEIVED UNDER THE OPTION?

     You pay no commission on exercise of options, however, if you decide to sell the stock received on exercise you can expect to be charged a fee or commission if you use a stock broker. To sell your stock, you must generally take the stock certificate to a stock broker who, for a commission, can arrange for its sale. Officers and directors are subject to special limitations on the sale of their stock. The Company will not buy or sell, or assist you in selling, stock which you have purchased under the Option Plan.

20. I HAVE HEARD ABOUT CASHLESS EXERCISE PROGRAMS THROUGH BROKERS. HOW DO THESE WORK?

     Cashless exercise programs involve the delivery to a broker of a copy of your signed and completed option exercise form and your irrevocable instructions to the Company to deliver stock to be received upon exercise of the option to the broker rather than to you. You can obtain an instruction form for your broker from Kathy Panko or Karen Strand. Under Regulation T the broker can then characterize the stock as margin stock, and deliver cash to the Company in payment of the exercise price. The Company delivers the stock certificate to the broker. After the stock is delivered to the broker the stock can be maintained as margin stock in an account designated by you or sold pursuant to your instructions. However, the Company will not participate in any Regulation T program which would cause stock certificates to be delivered to the broker before cash for the exercise price has been paid by the broker to the Company.

21. HOW CAN I MAKE A GIFT OF STOCK I RECEIVE UNDER THE OPTION PLAN?

     You may make a gift of stock by delivering the stock certificate, with the transfer block on the back filled in, and signed and with the signature guaranteed by a bank or stock broker (or else by delivering the stock certificate together with an "assignment separate from certificate" filled in, signed and the signature similarly guaranteed) to the recipient of the gift. The recipient may then send the certificate and associated paperwork to the Company's transfer agent, Bank of Boston, at P.O. Box 1865, Boston, Massachusetts 02105-1865, to have the certificate transferred to the recipient's name. If you have a brokerage account, your broker will generally be willing to take care of the mechanics of transfer.

22. DOES THE COMPANY GO OUT ON THE MARKET TO BUY THE STOCK WHICH I WILL RECEIVE ON EXERCISE OF MY OPTION?

     The shares you will receive upon exercise of your option may be newly-issued shares or shares previously reacquired by the Company.

23. DOES THE OPTION PLAN HAVE ANY OF THE SAME BENEFITS AS A QUALIFIED RETIREMENT PLAN (INCLUDING A 401(K) PLAN) AND WILL MY PARTICIPATION IN THE OPTION PLAN AFFECT MY PARTICIPATION IN THE COMPANY'S 401(K) PLAN?

     The Option Plan is not a qualified retirement plan and therefore does not have the same tax deferral benefits. Your participation in the Option Plan does not affect your ability to participate in the Company's 401(k) plan.

     The following materials respond to questions you may have about the tax consequences of participating in the Option Plan. You should understand, however, that this tax information is not complete, nor does it address state or local tax laws or the application of laws if you live outside the United States. Furthermore, because tax laws and regulations are constantly changing, and interpretations of these laws and regulations by the courts and tax authorities can change the way the laws and regulations apply to you, the information may need to be updated after the date of issuance of this prospectus. Therefore, you should consult with an accountant, lawyer or other person competent to give tax advice if you have questions relating to the tax consequences of participation in, and the sale of shares received under the Option Plan.

24. DO I HAVE TO PAY TAX WHEN I RECEIVE A STOCK OPTION OR EXERCISE THE STOCK OPTION? WILL THE COMPANY WITHHOLD THE AMOUNT OF TAXES DUE?

     Normally, neither you nor the Company have to pay any tax or receive any deductions when you are granted an option under the Plan. Whether you will have to pay tax on exercise of an option will depend on whether the option is an incentive stock option or a non-qualified stock option.

     If you exercise a non-qualified stock option when the market price is higher than the exercise price, you generally are required to pay tax on the "profit", that is the difference between the exercise price and the market price of the stock on the date of exercise. Your profit on the exercise will be characterized as ordinary income.

     Generally the Company is required by the IRS to withhold 28% of your profit from your wages or to otherwise ensure that this amount will be paid to the IRS. Additional amounts will usually be withheld for state taxes. The Compensation Committee may provide you with the option of having shares that would otherwise be delivered to you on exercise of an option withheld or delivering shares you already hold valued at the withholding amount.

     If you exercise an incentive stock option, unless you are subject to the alternative minimum tax (see Question 34), you do not have to pay any tax at the time of exercise on the difference between the exercise price and the market price of the stock on the date of exercise. You may eventually pay tax on this amount when you sell the stock.

25. HOW MUCH TAX DO I HAVE TO PAY WHEN I SELL STOCK RECEIVED PURSUANT TO THE EXERCISE OF A NON-STATUTORY STOCK OPTION?

     If you exercised your option when the exercise price was lower than the market price, you generally should have paid tax on the difference between the two. If you then sell your stock at a price greater than the market price on the date of exercise, you generally will have to pay tax on the difference between the selling price and the market price at the time of exercise. Your profit will be characterized as short or long-term capital gain depending on whether you held the stock for more than one year from the date the option was exercised.

     If you exercised your option when the exercise price was lower than the market price but you sell the stock at a price lower than the market price at the time of exercise, you will be entitled to report a capital loss equal to the difference between the sale price and the market price at the time of exercise. Your loss will be characterized as a long-term or short-term capital loss depending on whether you held the stock for more than one year from the date the option was exercised.

26. WHAT IS THE DIFFERENCE BETWEEN ORDINARY INCOME AND CAPITAL GAINS?

     Long-term capital gains of individuals are generally subject to a maximum marginal federal income tax rate of 28%. This is in contrast to a maximum rate of 39.6% for ordinary income of some individuals.

     Notwithstanding the presence or absence for any individual taxpayer of a difference between the rate of tax on capital gains and the rate of tax on ordinary income, there are other differences under the Internal Revenue Code between capital gains and ordinary income. For example, capital gains and losses are "netted" against other capital gains and losses and only $3,000 of net capital losses may be deducted against ordinary income in any year by any individual taxpayer.

27. WHEN DO I PAY TAX ON STOCK RECEIVED PURSUANT TO THE EXERCISE OF AN INCENTIVE STOCK OPTION?

     Except for the possible application of the alternative minimum tax (see Question 34), you normally pay no tax on the exercise of an incentive stock option until you sell or otherwise dispose of the stock.

     You should be aware that transfer of legal title to the stock received upon exercise of an incentive stock option in a transaction that is not a sale may still be taxable as a disposition of the stock. Generally, such transfers include gifts, but do not include a transfer into joint ownership with right of survivorship if you remain one of the joint owners, a pledge or a transfer by bequest or inheritance, exchanges qualifying under certain provisions of the Internal Revenue Code regarding tax-free exchanges of stock, or certain transfers to a spouse or former spouse incident to a divorce.

28. HOW IS MY PROFIT TAXED? WHAT IF I LOSE MONEY?

     How your profit or loss is characterized will depend on how long you held the stock from the date the incentive stock option was granted and the date you exercised the option.

     If, before you dispose of the stock, you hold the stock for more than two years from the date on which the incentive stock option is granted and one year or more from the date on which you exercised your option, your gain or loss is characterized as long-term capital gain or loss.

     If you dispose of your stock within two years from the date on which the option was granted or within one year from the date on which you exercised your option, a portion of your profit will be characterized as ordinary income and the sale is called a "disqualifying disposition."

     The portion of your profit which is characterized as ordinary income is equal to the lesser of

     a. the difference between the market price of the stock on the date you exercised the option and the exercise price of the option, but in no event less than zero or

     b. the difference between the sale price and the exercise price of the option, but in no event less than zero.

     Any profit you make over the amount characterized as ordinary income is characterized as capital gain which will be long-term or short-term depending on whether the stock was held for more than one year from the date of exercise.

     For example, assume you were granted an option on January 1, 1995 for 10 shares at an exercise price of $8.00 per share. You exercise the option on January 1, 1996 when the market price is $10.00 per share and you sell the stock on July 1, 1996 when the market price is $9.00 per share for a $10.00 aggregate profit. Because you sold the stock before January 1, 1997, the date which is two years after the date of grant and one year from the date of exercise, all or a portion of your profit is ordinary income. The amount of ordinary income is equal to the lesser of (a) $10.00 (market price on date of exercise) - $8.00 (exercise price) = $2.00 per share or $20.00 for 10 shares or (b) $9.00 (sale price) - $8.00 (exercise price) = $1.00 per share or $10.00 for 10 shares. All of your $10.00 profit will be ordinary income. If the market price on the date of exercise had been $9.00 and the sale price had been $10.00, then of your $20.00 profit, $10.00 would be characterized as ordinary income and $10.00 would be characterized as short-term capital gain.

     If you lose money on the sale of the stock you will be able to report the loss as a capital loss which will be long-term or short-term depending on whether the stock was held for more than one year from the date of exercise.

     Different rules will apply if, under the Internal Revenue Code, you are not entitled to report a loss on the sale of your stock if you were to lose money on the sale. For example, if you sell your stock to your spouse at a loss, you are not entitled to report the sale as a loss and any subsequent tax consequences on the further disposition of the stock are determined under the section of the Internal Revenue Code which governs such situations. If you sell your stock to your spouse, whether or not at a loss, you will be taxed on the difference between the market price of the stock on the date of exercise and the exercise price. Other dispositions of stock, described in the Internal Revenue Code, may have similar consequences.

29. IS THERE ANY WITHHOLDING ON THE EXERCISE OF MY INCENTIVE STOCK OPTION OR THE SALE OF THE STOCK ACQUIRED ON EXERCISE?

     There is no withholding required upon the exercise of an incentive stock option. The Company is required to report to the IRS any ordinary income recognized by you as a result of a sale which is a disqualifying disposition described in Question 28, if such information is available to the Company. The Company may be required in the future to withhold taxes on such ordinary income from your salary.

30. DO I HAVE TO COMPLETE ANY FORMS AFTER I SELL MY STOCK?

     Yes, if you sell stock received pursuant to an incentive stock option within two years after the date the option covering the stock was granted to you or within one year after you exercise your option, you should complete and deliver to Kathy Panko or Karen Strand the form provided to you or which is available from them after you exercise your stock.

31. ARE THERE ANY SPECIAL TAX RULES WHICH APPLY TO ME IF THE COMPANY HAS THE RIGHT TO REPURCHASE MY STOCK AFTER I EXERCISE MY OPTION?

     Yes. Generally, if the Company has the right to repurchase your stock after you exercise your option it is because, under the terms of your option, you were allowed to exercise all of your option, even the unvested portion. In this situation the Company may retain a right to repurchase any shares which are unvested under the option until they vest.

     If the Company has the right to repurchase your stock after you exercise your option, your stock is subject to what is called a "risk of forfeiture." If there is a risk of forfeiture, the amount of ordinary income you must report and the time at which you must report your income may be different than described above.

     The special tax rules applicable to Non-Qualified Stock Options and Incentive Stock Options are as follows:

     Non-Qualified Stock Option.

     In the case of stock issued pursuant to a non-qualified stock option and subject to a right of repurchase by the Company, you do not owe tax on the date of exercise but instead owe tax on the dates(s) the risk of forfeiture with respect to the shares disappears, i.e., the date the Company no longer has the right to repurchase the stock.

     For example, assume that on April 1, 1994 you are granted an option to purchase 20 shares of stock for $8.00 per share. The terms of the option indicated that you vest in 10% of the shares on December 31, 1996, an additional 15% of the shares on December 31, 1997, an additional 25% of the shares on December 31, 1998, and an additional 50% of the shares on December 31, 1999. You may exercise the option immediately but the Company has the right to repurchase all of the stock if you leave the Company before December 31, 1996, 90% of the stock if you leave the Company before December 31, 1997, and 75% of the stock if you leave the Company before December 31, 1998 and 50% of the stock if you leave the Company before December 31, 1999. On February 20, 1995 you exercise your option with respect to all of the shares when the market price is $10.00. Normally you would owe tax on $40.00, the difference between the exercise price and the market price on the date of exercise. However, because all the shares are subject to a risk of forfeiture you do not calculate the tax on February 20. Assume that on December 31, 1996 the market price is $11.00 per share. On that date a risk of forfeiture disappeared with respect to 2 shares. In other words, the Company no longer had the right to repurchase 2 of your 20 shares. Accordingly, with respect to those 2 shares you owe tax on the difference between the exercise price and the market price on December 31, or tax on $6.00.

     If the market price of the stock continues to rise after December 31, 1996, you will end up paying more ordinary income tax as a result of your exercise of the option than you would have if the stock you received upon exercise had not been subject to a risk of forfeiture and you owed tax only on the difference between the exercise price and the market price on the date of exercise.

     If you want to avoid this result you can file what is called a Section 83(b) election within 30 days after the exercise of the option and report ordinary income equal to the difference, if any, between the market price and the exercise price on the date of exercise. When you later sell your shares, any additional gain or any loss will be characterized as capital gain or loss, which will be long-term or short-term depending on whether the shares are held for more than one year from the date you exercised your option. You should be aware, however, that if you file an 83(b) election and you subsequently lose the right to own the shares because, for example, you leave the Company and the Company repurchases the shares at cost, you will not be able to report the amount you paid in taxes as a loss on the stock and will not be able to have the taxes refunded.

     Incentive Stock Option.

     If stock you received pursuant to the exercise of an incentive stock option is subject to a right of repurchase by the Company and you dispose of the stock after the right of repurchase has disappeared in a disqualifying disposition (see Question 28) the amount of ordinary income you must report is calculated differently. In this case, the amount of ordinary income is equal to the lesser of

     a. the difference, if any, between the exercise price and the market price of the stock on the date or dates the risk of forfeiture disappears but not less than zero, or

     b. the profit, if any, on the sale of the stock but not less than zero.

     If your profit is more than the amount that must be reported as ordinary income, then the remainder of the profit is characterized as capital gain which will be long-term or short-term depending on whether the stock was held for more than one year from the date of sale.

     For example, assume that on January 1, 1994 you received an incentive stock option for 20 shares at a price per share of $10.00. The terms of the option indicated that you vested in only 25% of the shares initially with the remainder of the shares vesting at a rate of 25% per quarter. On February 1, 1994 you exercise the option when the stock is worth $10.00 per share. You do not have to pay any tax at the time of exercise. On April 1, 1994, when the second 25% of the shares vests, the market price is $11.00 per share and on July 1, 1994, when the third 25% of the remaining shares vests the market price is $9.00 per share. On August 1, 1994, you sell the 15 vested shares when the market price is $12.00 per share for a total profit of $30.00 (15 x $2.00). Because you did not hold the stock for more than one year, the sale is a disqualifying disposition and you are required to recognize ordinary income.

     To calculate the ordinary income, you calculate the difference between the exercise price of $10.00 and the market price of the stock on the date of exercise, or, if later, the dates the risk of forfeiture disappeared. On the date of exercise there was no spread with respect to the first 25% vested installment. Therefore, you recognize no ordinary income with respect to these 5 shares. On April 1 the market price was $11.00 and the risk of forfeiture disappeared with respect to 5 shares, so the difference between the exercise price and the market price was $1.00 per share or an aggregate of $5.00. On July 1, the market price was $9.00 and the risk of forfeiture disappeared with respect to another 5 shares. Since the market price was less than the exercise price you do not put the negative difference in the calculation.

     The aggregate difference between the exercise price and the market prices on the dates the risk of forfeiture lapsed is $5.00, which is less than the $20.00 profit made on the 10 shares with respect to which there was a risk of forfeiture. Therefore, $5.00 of your $30.00 profit will be treated as ordinary income and $25.00 will be short-term capital gain.

     If you lose money on the sale of your stock, the loss will be a capital loss and will be long-term or short-term depending on whether the stock was held for more than one year from the date of exercise, or, if later, the dates the risk of forfeiture disappeared.

     In order to avoid having to calculate the ordinary income in the manner discussed above you may make the 83(b) election discussed earlier in this question. Once the election is filed, your ordinary income should be calculated in the manner described in Question 28.

     Please see Kathy Panko or Karen Strand for further information and the form of election if you think you should be filing an 83(b) election. Remember that this must be done within 30 days after you exercise your option. Filing an 83(b) election may also affect your alternative minimum tax liability, if any (see Question 34).

32. WHAT ARE THE TAX CONSEQUENCES IF I USE SHARES I ALREADY OWN TO PAY THE EXERCISE PRICE OF MY NON-QUALIFIED STOCK OPTION?

     If you pay the exercise price of your non-qualified stock option with shares of the Company which you own immediately prior to the exercise, you will have a tax-free exchange of the previously held shares of stock for an equivalent number of the shares of stock received under the option. If you receive additional shares in the exchange, you will pay taxes on ordinary income equal to the difference between the market value on the date of exercise of such additional shares and the amount of cash, if any, you paid upon exercise.

     The tax basis and capital-gain holding period of the shares received under the option in the tax-free exchange will be the same as the tax basis and holding period of the shares used to pay the exercise price. The tax basis of the additional shares you receive will equal the amount of ordinary income you had to report and the amount of any cash paid on exercise, and your holding period for the additional shares will begin on the date of exercise.

     For example, assume that on January 1, 1996 you bought 10 shares of stock on the open market when the market price was $6.00 per share. The price of the stock goes up and on January 1, 1997, when the market price is $10.00 per share, you exercise a non-qualified stock option to purchase 20 shares at an exercise price of $9.00 per share for an aggregate exercise price of $180.00. Using all of your previously existing shares to pay $100.00 of the exercise price (10 x $10.00 market price), you pay $80.00 cash for the remainder of the exercise price. Accordingly, on the date of exercise you are deemed to have a tax-free exchange of the 10 previously held shares for 10 of the new shares. You will also recognize ordinary income equal to the market price of the 10 additional shares you received, $100.00, minus the amount of cash you paid on exercise, $80.00, or $20.00.

     If you sell the 10 shares which you received in the tax-free exchange for $11.00 per share on March 1, 1997, you will recognize a $5.00 per share profit, which will be a long-term capital gain because you are allowed to add the period which you held the original 10 shares to the period you held the new 10 shares. If on the same day you also sell the 10 additional shares, you will have a taxable profit equal to $110.00 minus the amount of cash you paid, $80.00, and the amount of income you recognized, $20.00, or a taxable profit of $10.00. This profit will be characterized as a short-term capital gain because you held the stock for only two months.

33. WHAT ARE THE TAX CONSEQUENCES IF I USE SHARES I ALREADY OWN TO PAY THE EXERCISE PRICE OF INCENTIVE STOCK OPTIONS?

     Under proposed regulations, if you pay the exercise price of an incentive stock option, in whole or in part, with shares you already own immediately prior to the exercise, you are deemed to have made a tax-free exchange of the previously-held shares for an equivalent number of shares received under the option. For example, assume you purchased 10 shares on the open market for $6.00 per share on January 1, 1996. On February 1, 1997 you exercise an incentive stock option covering 20 shares at $10.00 per share using 10 of your already owned shares as payment of $100.00 of the purchase price and delivering $100.00 in cash in payment of the exercise price of the additional shares. You are deemed to have made a tax-free exchange of 10 of your already owned shares for the 10 new shares received on exercise. You recognize no profit at this point, even though you have used shares you bought at $6.00 per share to buy the same number of shares with a value of $10.00 per share.

     However, ordinary income could be recognized (see Question 28) if the already owned shares were acquired upon exercise of an incentive stock option or under an employee stock purchase plan as defined in Section 423 of the Internal Revenue Code and the exchange were treated as a disposition. The exchange will be treated as a disposition if the already owned shares are exchanged within two years of the grant of option relating to the already owned shares or within one year after the exercise of such option. The tax basis, holding periods and consequences of a subsequent disposition of shares received upon exercise will depend on whether the shares disposed of are equivalent shares or additional shares received at the time of exercise ("additional shares").

     For purposes of calculating any capital gain or loss upon a subsequent taxable disposition, your basis in the equivalent shares will be equal to your basis in the shares surrendered plus any ordinary income recognized by reason of the exchange, and the holding period of the surrendered shares will carry over to the equivalent shares.

     If you use only shares you already own to pay the exercise price, your basis in any additional shares will be zero for purposes of calculating any capital gain upon a later disposition. For purposes of calculating any ordinary income upon a disqualifying disposition of the additional shares the amount treated as having been paid for the additional shares will be zero. To the extent you use other forms of payment, your basis should be equal to the amount of the other form of payment, and it will reduce the amount of ordinary income upon a disqualifying disposition by the same amount. The holding period for the additional shares will begin on the date of exercise for all purposes. In the event of a disqualifying disposition of shares acquired upon such an exercise of an incentive stock option with stock, the shares with the lowest basis (i.e., the additional shares and not the equivalent shares) will be treated as having been disposed of first.

34. WHAT ARE THE TAX CONSEQUENCES OF MY EXERCISE OF OPTIONS IF I AM SUBJECT TO THE ALTERNATIVE MINIMUM TAX?

     The alternative minimum tax is a separately computed tax equal to a marginal rate of up to 28% of alternative minimum taxable income that is imposed only if and to the extent you would pay more tax if your taxes are computed pursuant to the alternative minimum tax rules than the tax you would pay if computed in the regular manner. The alternative minimum tax takes into account what are called tax preference items and other adjustments that are not taken into account when calculating taxes in the regular manner. One of the adjustments is the inclusion in taxable income of the difference between the exercise price of an incentive stock option and the market price of the stock option on the date of exercise, if that amount constitutes a profit. When you sell the stock, you are allowed, for purposes of calculating your alternative minimum tax in the year of sale, to decrease the profit by the adjustment amount previously included in the alternative minimum taxable income.

     If you are subject to a risk of forfeiture (see Question 31), the amount of the adjustment will be calculated using market prices on the dates the forfeiture lapses rather than the date you exercise the option, and the adjustment must be made in the year in which the risk of forfeiture disappears. It may be possible, however, to make a valid election under Section 83(b) within 30 days of the date of exercise to have the market price on the date of exercise be the price used in the calculation of your alternative minimum tax and to make the adjustment in the year of exercise. However, if a Section 83(b) election is made, there may be implications for purposes of calculating ordinary income, if any, in the event of a disqualifying disposition.

35. WHAT HAPPENS TO MY OPTION OR STOCK ISSUED UNDER THE OPTION PLAN IN THE EVENT GENENTECH IS ACQUIRED BY A PERSON OTHER THAN ROCHE?

     The Option Plan provides that, in the event of a "corporate transaction", each option outstanding under the Option Plan will be automatically accelerated so that the option becomes fully exercisable with respect to the total number of shares subject to such option. However, an option will not be accelerated if, as part of the corporate transaction, the option is either assumed by the successor company or replaced with a comparable option or the option is replaced by a comparable cash incentive program or such acceleration is otherwise limited by the terms of the option grant. Corporate transactions include a merger or acquisition in which Genentech does not survive, a sale or other disposition of all or substantially all of the assets of Genentech or any merger in which Genentech survives but in which 50% or more of Genentech's outstanding voting stock held by persons other than Roche or its affiliates is transferred to new holders.

     In addition, the Option Plan sets forth provisions applicable upon a "change in control". Generally speaking, a change in control is (i) the acquisition by a person, other than Genentech or a company controlling Genentech, of securities of Genentech representing 30% or more of the voting power of Genentech's then outstanding securities pursuant to a transaction not approved by the Board or (ii) a change in composition of the Board within any 36 month period so that the majority of the Board is not made up of members who either have been members of the Board since the beginning of the period, or have been elected by at least a majority of the members who were members continuously during the period. Upon such a change in control, each option will be automatically accelerated immediately prior to the change in control so that the option will be exercisable for all or any portion of the shares subject to the option, at the election of the optionee, unless limitations included in the option at the time of grant preclude such treatment.

     The Option Plan provides that exercise by Roche of its rights to designate nominees to the Board of Directors will not constitute a change in control. The Committee has authority under the Plan to impose additional limitations at the date of grant with respect to the acceleration of options and vesting upon corporate transactions and changes in control.

36. WHAT HAPPENS IF THE VESTING OF MY OPTIONS ACCELERATES UPON A CHANGE OF CONTROL?

     In the event that there is a change in control of the Company, payments received by certain optionees that are contingent upon the change in control may constitute "parachute payments." If, by reason of such change in control, the exercisability of outstanding options is accelerated, the value of the acceleration is added to other contingent payments, if any, in determining whether the optionee has received "excess parachute payments." As used herein, the terms "parachute payments" and "excess parachute payments" shall have the meanings given to them in Section 280G of the Internal Revenue Code. In general, if an optionee receives excess parachute payments, an excise tax equal to 20% of the amount of such excess parachute payments is imposed on the optionee, and the Company does not receive a deduction for such amount.

                           B. AUTOMATIC GRANT PROGRAM

37. ARE NON-EMPLOYEE DIRECTORS ELIGIBLE TO RECEIVE OPTIONS UNDER THE OPTION
PLAN?

     No. As of May 1, 1995, non-employee directors are no longer eligible to receive options under the Option Plan.

     In general, in the event of a corporate transaction, each option shall automatically accelerate and become exercisable for any or all of the shares subject to the option immediately prior to the specified effective date for such corporate transaction. Upon the consummation of a corporate transaction, all options to the extent not exercised will terminate.

     In general, in the event of a change in control, all options will automatically accelerate and become fully exercisable. In addition, each option that has been outstanding for at least six months may be surrendered after the change in control for a cash payment from the Company in an amount equal to the excess of the fair market value of the shares of Special Common Stock subject to such option over the aggregate option price payable for such shares.

            C. STOCK APPRECIATION RIGHTS AND STOCK INCENTIVE PROGRAM

38. WHAT ARE STOCK APPRECIATION RIGHTS?

     Stock appreciation rights entitle the holder to a distribution based on the appreciation in the value per share of a designated amount of Special Common Stock. Pursuant to the Option Plan, the Compensation Committee, in its sole discretion may grant stock appreciation rights to employees or consultants eligible for option grants under the Regular Option Grant Program.

39. WHAT TYPES OF STOCK APPRECIATION RIGHTS MAY BE GRANTED UNDER THE OPTION
    PLAN?

     There are three types of stock appreciation rights authorized for issuance under the Option Plan: tandem stock appreciation rights ("Tandem Rights"), concurrent stock appreciation rights ("Concurrent Rights") and limited stock appreciation rights ("Limited Rights"). All such rights are tied to an underlying incentive stock option or non-statutory stock option.

     Tandem Rights require the holder to elect either to exercise the underlying option or to surrender the option and receive an amount equal to the market price of the vested shares purchasable under the surrendered option less the aggregate option price payable for such shares.

     Concurrent Rights may apply to all or any portion of the vested shares subject to the underlying option and are exercised automatically at the time the option is exercised for those shares. The amount the optionee will receive upon exercise of a Concurrent Right is an amount equal to the aggregate market price of the shares purchased with the Concurrent Rights less the option price paid for those shares.

     Each Tandem Right and Concurrent Right is subject to the same terms and conditions applicable to the particular stock option grant to which it pertains. Amounts payable upon exercise of Tandem or Concurrent Rights may, at the Committee's discretion, be made in cash, shares of Special Common Stock or a combination of the two. To exercise any outstanding Tandem or Concurrent Right, the holder must provide written notice of exercise to the Company in compliance with the provisions of the instrument evidencing such right.

     Limited Rights are automatically granted to each officer or director so that, upon the occurrence of certain change in control transactions, each officer or director may surrender the vested shares subject to any or all of his or her options held for at least six months and receive an amount equal to the higher of (i) the market price of the shares on the date of surrender of the options and (ii) the highest reported price per share paid to effect the transaction, less, in each case, the aggregate option price payable for the vested shares. Amounts payable upon exercise of Limited Rights will be in cash.

40. WHAT ARE THE TAX CONSEQUENCES WHEN I AM GRANTED A STOCK APPRECIATION RIGHT, WHEN I RECEIVE A PAYMENT UPON EXERCISE OF THE RIGHT, AND WHEN I SELL ANY STOCK RECEIVED UPON EXERCISE OF THE RIGHT?

     There are no tax consequences to you or the Company upon the grant of a stock appreciation right. When the right is exercised and you receive a payment from the Company, you will recognize ordinary income equal to the amount of cash and the fair market value of any stock paid to you. If you are an employee of the Company, the Company will be required to withhold normal employment taxes from the amount due to you. Upon a subsequent sale of any stock received by you on exercise of the right, you will recognize a capital gain or loss equal to the difference between the sale price and the fair market value of the stock when received. Such capital gain or loss will be long or short term depending on whether you held the stock for more than one year.

41. WHAT IS THE STOCK INCENTIVE PROGRAM?

     The Stock Incentive Program is a program for the issuance of shares for no consideration or a nominal consideration as a reward for past services rendered the Company or one or more of its parent or subsidiary corporations or as an incentive for future service with such entities.

     Shares may be issued under the Stock Incentive Program at the discretion of the Compensation Committee, and may be fully vested or may be subject to a vesting schedule. The terms of any vesting schedule will be determined by the Compensation Committee and set forth in the agreement to be executed by the Company and the recipient of the shares at the time of the incentive grant. Except as the Compensation Committee may otherwise provide in such an agreement, the recipient may not transfer unvested shares. The recipient will, however, have all other rights of a stockholder with respect to unvested shares. If the recipient ceases to be employed by the Company or a parent or subsidiary corporation for any reason, all of such recipient's unvested shares will be immediately canceled, unless the Compensation Committee, in its discretion, waives such cancellation in whole or in part.

42. WHAT ARE THE TAX CONSEQUENCES WHEN I AM ISSUED STOCK UNDER THE STOCK INCENTIVE PROGRAM AND WHEN I LATER SELL SUCH STOCK?

     Upon receipt of stock under the Stock Incentive Program you generally will recognize ordinary income equal to the fair market value of such stock. If you are an employee of the Company, the Company will be required to withhold normal employment taxes based on the amount paid to you. Upon a subsequent sale of such stock, you will recognize a capital gain or loss equal to the difference between the sale price and the fair market value of the stock when received. Such capital gain or loss will be long or short-term depending on whether you held the stock for more than one year.

     An exception to these general rules will apply if your stock is subject to cancellation or to certain securities law restrictions. In such event, the stock you receive will be deemed to be subject to a risk of forfeiture. As a result, unless you make a Section 83(b) election under the Internal Revenue Code, generally you will not recognize any income with respect to such stock until the date such risk of forfeiture lapses, and the amount of income you recognize will be based on the fair market value of the stock on this date. In addition, your holding period for purposes of determining whether any capital gain or loss recognized on a subsequent disposition of the stock is long-term or short-term will begin on the date on which your income is measured. See Questions 30 and 31 for a more detailed description of the consequences of a risk of forfeiture.

                                D. MISCELLANEOUS

43. WHAT HAPPENED TO MY OPTIONS OR STOCK GRANTED BEFORE THE MERGER?

     Upon the consummation of the Merger, certain changes were automatically made to options granted under the Company's option plans prior to the effective date of the Merger. None of such options are permitted to be cashed out or accelerated as a result of the Merger, and such options became exercisable for shares of Special Common Stock, without adjustment to the exercise price or the number of shares subject to such options, and will remain subject to the same terms and conditions originally contained in the option. After the Merger, all references to shares became references to Special Common Stock. Upon the conversion of the Special Common Stock into shares of Common Stock, all references to Special Common Stock in the Option Plan will become references to shares of Common Stock, and each outstanding option will automatically become exercisable for shares of Common Stock, without adjustment to the exercise price or the number of shares subject to such option, and will remain subject to the same terms and conditions originally contained in such option. If the Special Common Stock is redeemed, all then outstanding options will become fully vested and will be cashed out on the redemption date at the excess of the per share redemption price over the per share option price. Upon such redemption any of the redemption price paid in respect of unvested shares issued under the Stock Incentive Program will be placed in escrow and released in accordance with the vesting schedule that would have applied to such shares had such redemption not taken place. See "Description of the Special Common Stock".

44. WHAT ARE SOME OF THE OTHER FEATURES OF THE OPTION PLAN?

     (i) The number of shares originally subject to the Option Plan was 11,500,000. Shares subject to options granted under the Option Plan which expire or are canceled or terminated for any reason prior to exercise shall be available for future option grants under the Option Plan; however, shares subject to Stock Appreciation Rights and shares repurchased by the Company pursuant to repurchase rights shall not be available for subsequent issuance;

     (ii) The number of shares available for issuance under the Option Plan, the maximum number of shares that may be issued to employee directors, the number of shares and the exercise price of each outstanding option and Stock Appreciation Right under the Option Plan shall all be appropriately adjusted by the Compensation Committee to reflect any stock dividend, stock split, combination, exchange or other change in the Company's capital structure, including changes due to a Corporate Transaction, subject to the terms of the Option Plan regarding Corporate Transactions (see Question 35);

     (iii) The Compensation Committee may, with the consent of option holders, cancel any or all outstanding options granted under the Option Plan (excepting Stock Appreciation Rights) and grant in substitution new options under the Option Plan.

     (iv) The cash proceeds received upon exercise of options granted under the Option Plan will be used for general corporate purposes;

     (v) The implementation of the Option Plan, the granting of any stock option or stock appreciation right and the issuance of shares under the Plan shall be subject to the Company's procurement of all approvals and permits required by applicable regulatory authorities;

     (vi) Neither the establishment of the Option Plan, any term thereunder nor any action by the Compensation Committee shall be construed so as to grant any individual the right to remain employed by the Company or its parent or subsidiaries for any period and the Company (and any parent or subsidiaries employing such person) may terminate any employee at any time and for any reason, with or without cause; and

     (vii) Nothing in the Option Plan shall limit the Company's exercise of all of its rights and powers, including its right to grant options outside of the Option Plan.

                              PLAN OF DISTRIBUTION

     For a discussion of the factors relating to the grant and exercise of stock options and stock grants under the Option Plan please refer to the information contained under the heading "The 1990 Stock Option/Stock Incentive Plan" above. Sales of Special Common Stock under the Option Plan will be made directly by the Company upon exercise of options granted under the Option Plan or upon grants of shares under the stock incentive plan without the use of any underwriters or dealers.

                    DESCRIPTION OF THE SPECIAL COMMON STOCK

     Set forth below is a description of the terms of the Special Common Stock.

     Effective upon consummation of the Merger, the Certificate of Incorporation of Genentech was amended by operation of the Merger to, among other things, authorize the issuance by Genentech of Special Common Stock.

     Under Article Third of the Certificate of Incorporation ("Article Third"), as amended in connection with the Merger ("Amended Article Third"), the rights, preferences, privileges and restrictions of the Special Common Stock and the Common Stock are identical in all respects, except as specifically set forth in Article Third. Set forth below is a description of the terms of the Special Common Stock, including (i) the differences between such terms and the terms of the Common Stock as set forth in Article Third and (ii) the differences between the Special Common Stock and the Redeemable Common Stock. THE FOLLOWING DESCRIPTION OF THE TERMS OF THE SPECIAL COMMON STOCK DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE TEXT OF AMENDED ARTICLE THIRD.

     As indicated above, Amended Article Third sets forth the terms of and the rights and preferences with respect to the Special Common Stock. In addition, as was the case in Article Third, it provides that Preferred Stock (as hereinafter defined) may be issued from time to time in one or more series. The Board of Directors of Genentech (the "Genentech Board") is authorized to fix or alter the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences of any wholly unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them; and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series. Were Roche not to own its current position in Genentech, the authorized but unissued shares of Preferred Stock could be used by the Genentech Board to make a change in control of Genentech more difficult, or to discourage an attempt to acquire control of Genentech. For example, the Genentech Board could, subject to certain limitations, authorize and issue a class of Preferred Stock which is entitled to vote as a class with respect to mergers or other extraordinary transactions. The Genentech Board has no current intention of using the authorized and unissued shares of Preferred Stock for any such purposes.

AUTHORIZED SHARES

     Article Third authorized the issuance of 100,000,000 shares of preferred stock ("Preferred Stock"), 100,000,000 shares of Redeemable Common Stock and 200,000,000 shares of Common Stock. Amended Article Third did not change the number of authorized shares of capital stock of the Company, but replaced the Redeemable Common Stock with the Special Common Stock and amended the terms thereof as described below.

VOTING RIGHTS

     As was the case in Article Third, Amended Article Third provides that the holders of Special Common Stock (or Redeemable Common Stock, in the case of Article Third) and Common Stock are, on all matters submitted to a vote of the stockholders, entitled to one vote per share, voting together as a single class unless otherwise provided for in the Certificate of Incorporation or required by applicable law.

DIVIDENDS; RECLASSIFICATIONS; MERGERS

     Holders of Special Common Stock and Common Stock are entitled to receive such dividends and other distributions in cash or property as may be declared thereon by the Genentech Board from time to time out of assets or funds of Genentech legally available therefor, and shall share equally on a per share basis in all such dividends and other distributions. In the case of dividends or other distributions payable in stock of Genentech other than Preferred Stock, including distributions pursuant to stock splits or divisions of stock of Genentech other than Preferred Stock, only shares of Common Stock shall be paid or distributed with respect to shares of Common Stock and only shares of Special Common Stock in an amount per share equal to the amount per share paid or distributed with respect to shares of Common Stock shall be paid or distributed with respect to Special Common Stock. In the case of any combination or reclassification of the Special Common Stock or the Common Stock, the Special Common Stock or the Common Stock, as the case may be, shall also be combined or reclassified so that the number of shares of Common Stock outstanding immediately following such combination or reclassification shall bear the same relationship to the number of shares of Common Stock outstanding immediately prior to such combination or reclassification as the number of shares of Special Common Stock outstanding immediately following such combination or reclassification bears to the number of shares of Special Common Stock outstanding immediately prior to such combination or reclassification. Amended Article Third did not effect any substantive amendments to this provision.

     In the event Genentech enters into any consolidation, merger, combination or other transaction in which the Common Stock is exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Special Common Stock shall at the same time be similarly exchanged or changed into an amount per share, equal to the aggregate amount of stock or securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged; provided that any such stock may be made redeemable on terms no less favorable to the holder thereof than the terms upon which the Special Common Stock is redeemable pursuant to the Call Rights; and provided, further, that any such stock shall be subject to a right on the part of the holder to put such stock on terms no less favorable to the holder thereof than the terms upon which the Special Common Stock is required to be redeemed by the Company pursuant to the provisions of Amended Article Third providing holders of Special Common Stock the right to require the purchase of all or a portion (at the election of the holder) of their shares of such stock for 30 business days beginning in July 1999 (unless such right is accelerated following the occurrence of certain Insolvency Events (as hereinafter defined) at a price of $60 per share (the "Put Rights"). Except for such requirements with respect to the Put Rights, Amended Article Third did not effect any substantive amendments to this provision.

LIQUIDATION

     As was the case in Article Third, Amended Article Third provides that upon any liquidation, dissolution or winding up of Genentech, no distribution shall be made (1) to the holders of shares of Common Stock unless, prior thereto, the holders of shares of Special Common Stock (Redeemable Common Stock in the case of Article Third) shall have received $.01 per share, plus an amount equal to declared and unpaid dividends and distributions thereon to the date of such payment; provided that the holders of shares of Special Common Stock shall be entitled to receive an aggregate amount per share equal to the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Special Common Stock, except distributions made ratably on the Special Common Stock and all such other parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

CALL RIGHTS

     Subject to the provisions of the Amended and Restated Governance Agreement between Genentech and Roche, as such agreement may be amended from time to time (the "Amended Governance Agreement"), the Special Common Stock may, and where the Amended Governance Agreement so requires, shall be redeemed, in whole but not in part, at the option of Genentech, during certain periods, at certain prices and upon certain terms and conditions (the "Call Rights"). Under the Amended Governance Agreement, Genentech has agreed that it shall, subject to the provisions of the Amended Governance Agreement, redeem the Special Common Stock at the request of Roche and not otherwise. Amended Article Third provides that the redemption price for any date of redemption (the "Redemption Date") during the periods set forth below (and prior to final court approval of the proposed settlement of certain Stockholder Litigation relating to the Merger and related transactions (the "Stockholder Litigation")) shall be the price per share set forth opposite such period in the following table, adjusted if necessary as described below:

                                       PERIOD                                     PRICE
    ----------------------------------------------------------------------------  ------
    October 1, 1995 to December 31, 1995........................................  $62.50
    January 1, 1996 to March 31, 1996...........................................  $63.75
    April 1, 1996 to June 30, 1996..............................................  $65.00
    July 1, 1996 to September 30, 1996..........................................  $66.25
    October 1, 1996 to December 31, 1996........................................  $67.50
    January 1, 1997 to March 31, 1997...........................................  $68.75
    April 1, 1997 to June 30, 1997..............................................  $70.00
    July 1, 1997 to September 30, 1997..........................................  $71.50
    October 1, 1997 to December 31, 1997........................................  $73.00
    January 1, 1998 to March 31, 1998...........................................  $74.50
    April 1, 1998 to June 30, 1998..............................................  $76.00
    July 1, 1998 to September 30, 1998..........................................  $77.50
    October 1, 1998 to December 31, 1998........................................  $79.00
    January 1, 1999 to March 31, 1999...........................................  $80.50
    April 1, 1999 to June 30, 1999..............................................  $82.00

     Upon final court approval of the settlement of the Stockholder Litigation, each of the redemption prices applicable pursuant to the Call Rights set forth above will be increased by $0.50 per share of Special Common Stock, resulting in a final price of $82.50, as provided by the settlement. If such final court approval occurs after payment of the applicable redemption price pursuant to the Call Rights, such $0.50 increase will be promptly thereafter paid by Genentech to such person to whom payment of the applicable redemption price was previously made. "Final court approval" of the settlement of the Stockholder Litigation is defined in the settlement papers to mean that the Delaware Court of Chancery has entered an order approving the settlement on the terms contemplated by the parties, and that such order is finally affirmed on appeal or is no longer subject to appeal. The applicable appeal period under Delaware law is 30 days from the entry of a final order approving the settlement.

     Notice of any proposed redemption of the Special Common Stock will be given by mailing a copy of such notice (the "Call Notification") to the holders of record of the shares of Special Common Stock, not more than 30 or less than 10 days prior to the date fixed for redemption.

     The redemption prices for the Redeemable Common Stock from September 1990 through June 30, 1995 were as follows:

                                       PERIOD                                     PRICE
    ----------------------------------------------------------------------------  ------
    Prior to December 31, 1990..................................................  $38.00
    January 1 to March 31, 1991.................................................  $39.00
    April 1, 1991 to June 30, 1991..............................................  $40.00
    July 1, 1991 to September 30, 1991..........................................  $41.25
    October 1, 1991 to December 31, 1991........................................  $42.50
    January 1, 1992 to March 31, 1992...........................................  $43.75
    April 1, 1992 to June 30, 1992..............................................  $45.00
    July 1, 1992 to September 30, 1992..........................................  $46.25
    October 1, 1992 to December 31, 1992........................................  $47.50
    January 1, 1993 to March 31, 1993...........................................  $48.75
    April 1, 1993 to June 30, 1993..............................................  $50.00
    July 1, 1993 to September 30, 1993..........................................  $51.25
    October 1, 1993 to December 31, 1993........................................  $52.50
    January 1, 1994 to March 31, 1994...........................................  $53.75
    April 1, 1994 to June 30, 1994..............................................  $55.00
    July 1, 1994 to September 30, 1994..........................................  $56.25
    October 1, 1994 to December 31, 1994........................................  $57.50
    January 1, 1995 to March 31, 1995...........................................  $58.75
    April 1, 1995 to June 30, 1995..............................................  $60.00

PUT RIGHTS

     Amended Article Third provides that, unless the Call Rights have been previously exercised, during the Put Period (as hereinafter defined), each holder of the Special Common Stock will have (by delivery of the Put Notice (as hereinafter defined)) the option pursuant to the Put Rights to require the purchase of all or part of the Special Common Stock held by such holder at a price of $60 per share, subject to adjustment (the "Put Price"). Holders of the Redeemable Common Stock did not (and the holders of Common Stock do not) have any rights comparable to the Put Rights.

     At least 10 and not more than 30 days prior to the beginning of the Put Period or, in the event of an acceleration of the Put Rights described below, as soon as practicable following the date of the occurrence of the Insolvency Event giving rise to such acceleration (but in no event later than the tenth day following such date), the Company will mail the Put Notification (as hereinafter defined) to each holder of Special Common Stock. To facilitate the giving of the Put Notification to the holders of Special Common Stock, the Genentech Board may fix a record date for determination of holders of Special Common Stock entitled to be given the Put Notification, which record date may not be more than five days prior to the date the Put Notification is given pursuant to Amended Article Third.

ADJUSTMENTS

     The redemption prices pursuant to the Call Rights and the Put Rights are subject to appropriate adjustment in the case of any dividend payable in shares of Special Common Stock, or any subdivision or combination of the Special Common Stock and, subject to certain exceptions, in the event of certain other extraordinary dividends payable in respect of the Special Common Stock.

CONDITION TO THE COMPANY'S OBLIGATIONS

     Notwithstanding any other provision of Amended Article Third, the Company's obligation to pay the Put Price in respect of shares of Special Common Stock with respect to which Put Rights have been properly exercised (and to deposit with the Depositary the requisite funds) is conditioned upon Genentech's having received from Roche, or any affiliate of Roche, (i) funds in an amount equal to the product of the number of shares of Special Common Stock with respect to which Put Rights have been properly exercised multiplied by the Put Price plus
(ii) such additional funds, if any, sufficient to permit the Company to redeem the shares of Special Common Stock with respect to which Put Rights have been properly exercised without violating Section 160 of the General Corporation Law of the State of Delaware, any bankruptcy or insolvency law or other law or regulation for the protection of creditors.

ENFORCEMENT OF ROCHE OBLIGATIONS

     Amended Article Third provides that Genentech will take (and will have no corporate power or capacity not to take) such action as may be necessary to enforce the obligations of Roche and its affiliates to pay the Put Price (and any other amounts payable pursuant to the provisions of the Amended Governance Agreement), including, without limitation, all actions required to cause Roche and its affiliates to perform their respective obligations described under The Amended Governance Agreement and under the Guaranty of Roche Holding Ltd. relating to Roche's obligations in connection with the foregoing.

PAYMENT

     Call Rights. Under Amended Article Third, on or prior to the date any Call Notification (as hereinafter defined) is first sent or given, the Company will deposit the aggregate redemption price (together with accrued and unpaid dividends to such date) of the shares to be redeemed with the Depositary, in trust for payment to the holders of the Special Common Stock, and deliver irrevocable written instructions authorizing the Depositary to apply such deposit solely to the redemption of the shares to be redeemed. The amount of funds required to be deposited in connection with the Call Rights pursuant to the foregoing sentence will be reduced by the aggregate redemption price of any shares of Special Common Stock deposited by Roche in lieu of such funds. In the case of the exercise of the Call Rights, each holder of shares of Special Common Stock will be paid the redemption price for such shares within three business days following the surrender of the certificate or certificates representing such shares to a depositary agent (the "Depositary"), together with a properly executed letter of transmittal covering such shares. The Company's written instructions to the Depositary may provide that any of such deposit remaining unclaimed at the expiration of two years after the date fixed for redemption pursuant to the Call Rights by the holder of any of such shares be returned to the Company and revert to the general funds of the Company, after which return such holder will have no claim against the Depositary but will have a claim as an unsecured creditor against the Company for the redemption price together with accrued and unpaid dividends to such redemption date, without interest. The Call Notification having been duly given, or the Depositary having been irrevocably authorized by the Company to give said notice, and the redemption price (together with accrued and unpaid dividends to such redemption date) of the shares to be redeemed having been deposited then all shares of Special Common Stock with respect to which such deposit will have been made pursuant to exercise of the Call Rights will forthwith, whether or not the date fixed for such redemption shall have occurred or the certificates for such shares shall have been surrendered for cancellation, be deemed no longer to be outstanding for any purpose, and all rights with respect to such shares will thereupon cease and terminate, except the right of the holders of such shares to receive, out of such deposit in trust, on the redemption date the redemption price (together with accrued and unpaid dividends to such redemption date) to which they are entitled, without interest.

     Put Rights. Under the terms of Amended Article Third, promptly following the end of the Put Period, the Company (or under certain circumstances, Roche) will deposit or cause to be deposited with the Depositary funds in an amount sufficient to pay the Put Price for all shares of Special Common Stock with respect to which the Put Rights have been properly exercised. Each holder of shares of Special Common Stock who has properly exercised the Put Rights, and who has surrendered the shares of Special Common Stock with respect to which the Put Rights have been exercised, will be paid promptly following the end of the Put Period. In the event of the exercise of the Put Rights for less than all of the shares of Special Common Stock represented by a certificate, a new certificate representing the shares of Common Stock into which the shares of Special Common Stock not redeemed pursuant to the exercise of the Put Rights have been converted will be issued to the holder of such shares.

DEFAULT AND ACCELERATION OF PUT RIGHTS

     Unless the Call Rights have been previously exercised, if, prior to the last day of the Put Period, (i) the Company files a voluntary petition in bankruptcy or seeks reorganization in order to effect a plan or other arrangement with creditors or any other relief under the Bankruptcy Reform Act, Title 11 of the United States Code, as amended or recodified from time to time (the "Bankruptcy Code"), or under any state or federal law granting relief to debtors, or (ii) any involuntary petition or proceeding pursuant to the Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors is filed or commenced against the Company and the same is not dismissed within 30 days, or the Company files an answer admitting the jurisdiction of the court and the material allegations of any involuntary petition, or (iii) the Company is adjudicated a bankrupt, or an order for relief is entered by any court of competent jurisdiction under the Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors, then, and upon the occurrence of such event (an "Insolvency Event"), without notice of any kind whatsoever, the right of the holders of the Special Common Stock to exercise the Put Rights will accelerate, and the Put will be exercisable immediately upon the occurrence of such event and until the end of the Put Period.

CONVERSION

     Each share of Special Common Stock outstanding following the close of business on the last day of the Put Period (the "Conversion Date") will, unless previously called for redemption on or prior to such date, automatically be converted into one share of Common Stock.

     Notice of the Conversion Date will be given by mail to the holders of record of the shares of Special Common Stock, not more than 30 nor less than 10 days prior to the Conversion Date. Upon request of any holder, Genentech will issue and deliver to the holder, as promptly as practicable after the Conversion Date, a replacement certificate for the number of Shares issuable upon conversion of such Special Common Stock. No shares of Special Common Stock will be issued after the Conversion Date.

     Genentech will provide, free from preemptive rights, out of its authorized but unissued shares of Common Stock, or out of shares of Common Stock held in its treasury, sufficient shares of Common Stock to provide for the conversion of the Special Common Stock outstanding on the Conversion Date. Amended Article Third will provide that all shares of Common Stock which may be issued upon conversion of Special Common Stock will upon issue be fully paid and non-assessable by Genentech and free from all taxes, liens and charges with respect to the issue thereof. Amended Article Third will further provide that, if on the Conversion Date the Special Common Stock shall be listed on the NYSE or on any other national securities exchange or the NASDAQ National Market, Genentech will, if permitted by the rules thereof, seek to list on each such exchange or the NASDAQ National Market, as the case may be, all shares of Common Stock issuable upon conversion of the Special Common Stock.

LEGEND

     Each certificate representing shares of Special Common Stock bears the following legend:

          "The shares of Callable Putable Common Stock represented hereby are subject to (i) redemption at the option of the corporation during the periods, at the prices and on the terms and conditions specified in the corporation's certificate of incorporation, (ii) an option on the part of the holder, under certain circumstances, to require the corporation to redeem such shares of Callable Putable Common Stock, at the price and on the terms and conditions specified in the corporation's certificate of incorporation and (iii) conversion into Common Stock, par value $.02, of the corporation on the date specified, and upon the terms and conditions set forth in, such certificate of incorporation. After redemption the shares represented by this certificate shall cease to be outstanding for all purposes and the holder hereof shall be entitled to receive only the redemption price of such shares, without interest. After conversion this certificate shall represent the shares of Common Stock into which the shares of Callable Putable Common Stock represented hereby shall have been converted, and this certificate may be exchanged for a new certificate representing such shares of Common Stock."

CLASS VOTE

     In addition to any other affirmative vote required by law or the Genentech Certificate of Incorporation, any amendment of the provisions of Amended Article Third requires the affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote and of the holders of a majority of the shares of Special Common Stock entitled to vote, each voting separately as a class.

PUT AND CALL NOT BUSINESS COMBINATIONS

     Amended Article Third provides that the transactions to be consummated pursuant to the Call Rights or the Put Rights will not be deemed to be "Business Combinations" for purposes of Article Eleventh of the Genentech Certificate of Incorporation.

CERTAIN DEFINITIONS

     For purposes of the foregoing discussion of Amended Article Third, the following terms will have the following meanings:

          "Business Day" means any day which is not a Saturday, Sunday or a federal holiday.

          "Depositary" means the bank or trust company in the Borough of Manhattan, the City and State of New York, having combined capital, surplus and undivided profits of at least $500 million which is appointed by the Company to serve as agent for the purpose of receiving certificates representing shares of the Special Common Stock upon exercise of the Put Rights or Call Rights, as the case may be, and distributing the Redemption Price or the Put Price therefor, as the case may be.

          "Put Notice" means a written notice electing to have shares of Special Common Stock redeemed by the Company pursuant to the exercise of the Put Rights.

          "Put Notification" means a written notice from the Company to the holders of the Special Common Stock and the holders of options to purchase shares of the Special Common Stock informing each such holder of (A) the rights of such holder to cause the Company to redeem shares of Special Common Stock during the Put Period, (B) the date of the commencement and termination of the Put Period, (C) the Put Price, (D) the identity and address of the Depositary and (E) instructions as to how to exercise the Put Rights. The Put Notification will, in all respects, comply with the requirements of the Exchange Act.

          "Put Period" means, subject to acceleration upon the occurrence of certain Insolvency Events, the period commencing on July 1, 1999 and ending on the close of business on the thirtieth Business Day thereafter or such later date as may be required under the Exchange Act; provided that, in the event of acceleration of the Put Period following the occurrence of an Insolvency Event, the Put Period will be the period commencing as soon as practicable following the date of the occurrence of the Insolvency Event giving rise to such acceleration (but in no event later than ten days following such date) and ending on the close of business on the 60th Business Day thereafter or such later date as may be required under the Exchange Act.

                                 LEGAL MATTERS

     The validity of the Special Common Stock offered hereby will be passed upon by Stephen G. Juelsgaard, Vice President and General Counsel of the Company.

                                    EXPERTS

     The consolidated financial statements of Genentech, Inc., incorporated by reference in the Company's Annual Report (Form 10-K) for the year ended December 31, 1994, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given upon the authority of such firm as experts in accounting and auditing.

                                MATERIAL CHANGES

     As of the date of this Prospectus, and other than the Merger and the transactions related thereto, no material changes in the Company's affairs, which have not been described in a report on Form 10-Q, 10-K or 8-K filed under the Exchange Act, have occurred since the end of the latest fiscal year for which certified financial statements were included in the latest annual report to stockholders.

                      DISCLOSURE OF COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

     Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") provides, in summary, that directors and officers of Delaware corporations are entitled, under certain circumstances, to be indemnified against all expenses and liabilities (including attorneys' fees) incurred by them as a result of suits brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful; provided, that no indemnification may be made against expenses in respect of any claim, issue or matter as to which they shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Any such indemnification may be made by the corporation only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct.

     Article SEVENTH of Genentech's Certificate of Incorporation ("Article SEVENTH") provides that a director of Genentech is not personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for paying a dividend or approving a stock repurchase in violation of Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

     Article SEVENTH also provides that directors, officers and other individuals will be indemnified by Genentech to the full extent permitted by law and shall not be exclusive of any other right which any person may otherwise have or acquire. It provides that each person who was or is made a party to or is involved in, any action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of Genentech (or is or was serving at the request of Genentech as a director, officer, employee or agent for another entity) while serving in such capacity shall be indemnified and held harmless by Genentech, to the full extent authorized by the DGCL, as in effect (or, to the extent indemnification is broadened, as it may be amended), against all expense, liability or loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement) reasonably incurred by such person in connection therewith. It allows such indemnified persons to bring suit against Genentech to recover unpaid amounts claimed thereunder, and if such suit is successful, the expense of bringing such suit shall be reimbursed by Genentech. It further provides that while it is a defense to such a suit that the person claiming indemnification has not met the applicable standards of conduct making indemnification permissible under Delaware law, the burden of proving the defense shall be on Genentech and neither the failure of Genentech Board to have made a determination that indemnification is proper, nor an actual determination by Genentech that the claimant has not met the applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     Genentech's Certificate of Incorporation and By-laws provide that Genentech may maintain insurance, at its expense, to protect itself and any of its officers, employees or agents against any expense, liability or loss, whether or not Genentech would have the power to indemnify such person against such expense, liability or loss under Delaware law. Genentech maintains such insurance for such purposes.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth all expenses payable by the Company in connection with the issuance and distribution of the Special Common Stock being registered. All the amounts shown are estimates except for the registration fee.

    Registration fee............................................................       *
    Blue Sky fees and expenses..................................................  $  500
    Stock Exchange Listing Fees.................................................  $    *
    Legal fees and expenses.....................................................  $5,000
    Accounting fees and expenses................................................  $1,500
    Miscellaneous expenses......................................................  $  500
                                                                                  ------
              Total.............................................................  $7,500

---------------
* All filing fees payable in connection with registration of these securities were paid in connection with the filing of (a) the Registrant's Schedule 14A dated June 2, 1995, (b) the Registrant's Form S-4, No. 33-59949, dated June 5, 1995 (the "Form S-4") and (c) Amendment No. 1 to the Form S-4 dated September 8, 1995, which filings related to the issuance of Special Common Stock (including shares subject to options) as a result of the Merger.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     See "DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES" contained in the prospectus forming a part of this Post-Effective Amendment No. 3.

ITEM 16.  EXHIBITS

EXHIBIT
NUMBER                                            DESCRIPTION
-------         -------------------------------------------------------------------------------
 5-A(3)     --  Opinion of counsel as to the legality of the securities being registered.
15-A(3)     --  Letter re: unaudited financial information.
23-A(3)     --  Consent of Ernst & Young LLP, independent auditors.
23-B(3)     --  Consent of Counsel (included in Exhibit 5-A(3)).
24-A(3)     --  Powers of Attorney.(1)
99-A(3)     --  1990 Stock Option Plan, as amended and restated as of October 25, 1995.
99-B(3)     --  Letter distributed to option holders, relating to effects of the Merger.

---------------
(1) Filed as Exhibit 24.1 to the Registrant's Registration Statement on Form S-4 (No. 33-59949), filed June 5, 1995, and Amendment No. 1 thereto, filed September 8, 1995.

ITEM 17.  UNDERTAKINGS

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers are being made, a post-effective amendment to this registration statement:

          (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 or Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 3 on Form S-3 to the Registration Statement on Form S-4 (No. 33-59949) and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on the 25th day of October, 1995.

                                     GENENTECH, INC.

                                     By:      /s/  LOUIS J. LAVIGNE, JR.
                                            ------------------------------------
                                                   Louis J. Lavigne, Jr.
                                                 Senior Vice President and
                                                  Chief Financial Officer

Principal Executive Officer:
            /s/  ARTHUR D. LEVINSON              President and Chief Executive Officer
-----------------------------------------------
              Arthur D. Levinson

Principal Financial Officer:
          /s/  LOUIS J. LAVIGNE, JR.             Senior Vice President and Chief Financial
-----------------------------------------------  Officer
             Louis J. Lavigne, Jr.

Principal Accounting Officer:
           /s/  BRADFORD S. GOODWIN              Vice President and Controller
-----------------------------------------------
              Bradford S. Goodwin

Directors:
            /s/  ARTHUR D. LEVINSON
-----------------------------------------------
              Arthur D. Levinson

            /s/  HERBERT W. BOYER*
-----------------------------------------------
               Herbert W. Boyer

              /s/  JURGEN DREWS*
-----------------------------------------------
                 Jurgen Drews

             /s/  FRANZ B. HUMER*
-----------------------------------------------
                Franz B. Humer

            /s/  LINDA F. LEVINSON*
-----------------------------------------------
               Linda F. Levinson

            /s/  J. RICHARD MUNRO*
-----------------------------------------------
               J. Richard Munro

            /s/  DONALD L. MURFIN*
-----------------------------------------------
               Donald L. Murfin

           /s/  JOHN T. POTTS, JR.*
-----------------------------------------------
              John T. Potts, Jr.

          /s/  C. THOMAS SMITH, JR.*
-----------------------------------------------
             C. Thomas Smith, Jr.

            /s/  ROBERT A. SWANSON*
-----------------------------------------------
               Robert A. Swanson

          /s/  DAVID S. TAPPAN, JR.*
-----------------------------------------------
             David S. Tappan, Jr.

*By:       /s/  JOHN P. MCLAUGHLIN
-----------------------------------------------
               Attorney-in-Fact

October 25, 1995

                               INDEX TO EXHIBITS

  EXHIBIT
  NUMBER                                                                                 PAGE
  -------                                                                                ----
   5-A(3)   Opinion of Counsel.........................................................
  15-A(3)   Letter re: unaudited financial information.................................
  23-A(3)   Consent of Ernst & Young LLP, independent auditors.........................
  23-B(3)   Consent of Counsel (included in Exhibit 5-A(3))............................
  24-A(3)   Power of Attorney(1).......................................................
  99-A(3)   1990 Stock Option/Stock Incentive Plan, as amended and restated
            as of October 25, 1995.....................................................
  99-B(3)   Letter distributed to option holders, relating to effects of the Merger....

---------------
(1) Filed as Exhibit 24.1 to the Registrant's Registration Statement on Form S-4 (No. 33-59949), filed June 5, 1995, and Amendment No. 1 thereto, filed September 8, 1995.